UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2004

Grant Life Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50133	82-0490737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5511 Capital Center Drive, Suite 224, Raleigh, North Carolina		27606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-852-4482

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes in Registrant's Certifying Accountant.

On December 17, 2004, Tanner+Co. advised Grant Life Sciences, Inc. of its intention to cease to act as the Company’s independent public accountant for the audit of the year ending December 31, 2004.

From the date of Tanner+Co.’s appointment through the date of their dismissal on December 17, 2004, there were no disagreements between our company and Tanner +Co. on any matter listed under Item 304 Section (a)(1)(iv) A to E of Regulation S-B, including accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Tanner +Co. would have caused them to make reference to the matter in its reports on our financial statements.

Tanner+Co. reports on the Company's financial statements for the past two fiscal years ended December 31, 2004 and 2003 contained an opinion expressing substantial doubt as to ability to continue as a going concern. The audit reports contained no other adverse opinion, disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

We provided Tanner+Co. with a copy of this Current Report on Form 8-K on December 21, 2004, prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Tanner+Co., dated December 22, 2004, is attached to this Form 8-K as Exhibit 16.1 and states that Tanner+Co agrees with this disclosure.

The Company's Audit Committee is engaged in the process of selecting new independent public accountants and will file a Form 8-K when the selection of a new auditor has been made.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Life Sciences, Inc.

December 22, 2004	By:	John C. Wilson

Name: John C. Wilson
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter from Tanner+Co. to the Securities and Exchange Commission dated December 22,2004